As filed with the Securities and Exchange Commission on August 19, 2008

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-0876964
(State of Incorporation)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Petrohawk Energy Corporation Second Amended and Restated 2004 Non-Employee Director Incentive Plan

Petrohawk Energy Corporation Third Amended and Restated 2004 Employee Incentive Plan

(Full title of each Plan)

Floyd C. Wilson

President and Chief Executive Officer

1000 Louisiana Suite 5600

Houston, Texas 77002

(832) 204-2700

(Name, address and telephone number of agent for service)

Copy to:

William T. Heller IV

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 654-8111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	5,800,000 shares	$21.79	$126,382,000	$7,052

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares covered hereby are also being registered hereunder.
(2)	Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on the New York Stock Exchange on August 18, 2009. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of shares of the Company’s common stock issuable under the plan and not previously registered.

EXPLANATORY NOTE AND INCORPORATION OF CONTENTS OF PREVIOUSLY FILED

REGISTRATION STATEMENTS BY REFERENCE

Petrohawk Energy Corporation (“Petrohawk,” “we,” “us” or “our”) is filing this Registration Statement for the purpose of registering 5,300,000 additional shares of our common stock for issuance under the terms of the Petrohawk Energy Corporation Third Amended and Restated 2004 Employee Incentive Plan (the “2004 Incentive Plan”) and 500,000 additional shares of our common stock for issuance under the terms of the Petrohawk Energy Corporation Second Amended and Restated 2004 Non-Employee Director Incentive Plan (the “Non-Employee Director Plan” and, together with the 2004 Incentive Plan, the “Plans”). The contents of Registration Statement No. 333-117733 relating to the Plans filed by Petrohawk with the Securities and Exchange Commission (the “Commission”) on July 29, 2004, the contents of Registration Statement No. 333-137346 relating to the increase in the number of shares being registered under the Plans filed by Petrohawk with the Commission on September 15, 2006, and the contents of Registration Statement No. 333-148434 relating to the increase in the number of shares being registered under the 2004 Incentive Plan filed by Petrohawk with the Commission on January 2, 2008, including all exhibits thereto, are incorporated herein by reference pursuant to General Instruction E to Form S-8, except as revised in Part II of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents and all documents that we subsequently file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information furnished rather than filed) until all of our common stock covered by this Registration Statement is issued or a post-effective amendment to this Registration Statement is filed that deregisters all of such common stock then remaining unsold:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 25, 2009, as amended on Form 10-K/A filed on April 2, 2009 and on Form 10-K/A filed on April 30, 2009 (Commission File No. 001-33334);

(b)	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009, filed on May 6, 2009, and for the quarter ended June 30, 2009, filed on August 4, 2009 (Commission File No. 001-33334);

(c)	our Current Reports on Form 8-K filed on January 22, 2009, January 28, 2009, February 26, 2009, February 27, 2009, June 12, 2009, June 23, 2009, August 7, 2009 and August 10, 2009 (Commission File No. 001-33334); and

(d)	the description of our common stock set forth in our registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on February 28, 2007 (Commission File No. 001-33334), including on subsequent amendment(s) or report(s) filed for the purpose of updating that description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Petrohawk Energy Corporation

Attn: Investor Relations

1000 Louisiana, Suite 5600

Houston, Texas 77002

Phone (832) 204-2700

investors@petrohawk.com

Item 8.	Exhibits.

See Index to Exhibits.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(iii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 19th day of August, 2009.

PETROHAWK ENERGY CORPORATION

By:	/s/ FLOYD C. WILSON
Floyd C. Wilson
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Floyd C. Wilson and Mark J. Mize with full power of substitution, their true and lawful attorney-in-fact and agent to do any and all acts and things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as an officer or director of Petrohawk Energy Corporation, in connection with, and only in connection with, the filing of this Registration Statement (including, but not limited to, the execution of any and all instruments for the undersigned in the undersigned’s name which such person may deem necessary or advisable to enable Petrohawk Energy Corporation to comply with the Securities Act of 1933, as amended and rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement), including specifically, but not limited to, the power and authority to sign for the undersigned any and all amendments, including post-effective amendments; and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ FLOYD C. WILSON	Chairman of the Board, President and Chief Executive Officer	August 19, 2009
Floyd C. Wilson	(Principal Executive Officer)

/s/ MARK J. MIZE	Executive Vice President, Chief Financial Officer and Treasurer	August 19, 2009
Mark J. Mize	(Principal Financial Officer)

/s/ C. BYRON CHARBONEAU	Vice President, Chief Accounting Officer and Controller	August 19, 2009
C. Byron Charboneau	(Principal Accounting Officer)

/s/ JAMES W. CHRISTMAS	Vice Chairman of the Board	August 19, 2009
James W. Christmas

/s/ TUCKER S. BRIDWELL	Director	August 19, 2009
Tucker S. Bridwell

Signature	Capacity	Date

/s/ THOMAS R. FULLER	Director	August 19, 2009
Thomas R. Fuller

/s/ JAMES L. IRISH III	Director	August 19, 2009
James L. Irish III

/s/ GARY A. MERRIMAN	Director	August 19, 2009
Gary A. Merriman

/s/ ROBERT C. STONE, JR.	Director	August 19, 2009
Robert C. Stone, Jr.

/s/ CHRISTOPHER A. VIGGIANO	Director	August 19, 2009
Christopher A. Viggiano

INDEX TO EXHIBITS

Exhibit No.	Exhibit
4.1	Petrohawk Energy Corporation Third Amended and Restated 2004 Employee Incentive Plan (incorporated by reference to Exhibit 10.01 to registrant’s current report on Form 8-K filed with the Commission on June 23, 2009)

4.2	Petrohawk Energy Corporation Second Amended and Restated 2004 Non-Employee Director Incentive Plan (incorporated by reference to Exhibit 10.02 to registrant’s current report on Form 8-K filed with the Commission on June 23, 2009)

5.1*	Opinion of Thompson & Knight LLP

23.1	Consent of Thompson & Knight LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

23.3*	Consent of Netherland, Sewell & Associates, Inc.

24.1*	Power of Attorney (included on signature page of this Registration Statement)

*	Filed herewith